Exhibit 5.1

McGuireWoods LLP One James Center 901 East Cary Street Richmond, VA 23219-4030 Phone: 804.775.1000 Fax: 804.775.1061 www.mcguirewoods.com

April 26, 2012

Dominion Resources, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Ladies and Gentlemen:

We have acted as special counsel to Dominion Resources, Inc., a Virginia corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-179213) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including the Company’s common stock (without par value) and (ii) the offer and sale by the Company of up to $500,000,000 of the Company’s common stock (the “Shares”) in privately negotiated transactions or through “at the market” offerings as described in the Company’s Prospectus, dated January 27, 2012 (the “Prospectus”) and Prospectus Supplement dated February 28, 2012 (the “Prospectus Supplement”). The Registration Statement became effective on January 27, 2012. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

The Shares are being offered to the public in accordance with four separate Sales Agency Agreements, the form of which is filed as Exhibit 1.2 to the Registration Statement, between the Company and sales agents as may be named from time to time in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q (the “Sales Agreements”). The sales agents currently named are BNY Mellon Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Goldman, Sachs & Co. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Sales Agreements.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement;

(b) the Prospectus;

(c) the Prospectus Supplement; and

(d) the Sales Agreements.

Dominion Resources, Inc.

April 26, 2012

In addition we have examined and relied upon the following:

(i) a certificate from the assistant secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company effective January 20, 2012 authorizing the filing of the Registration Statement and the resolutions of authorized officers of the Company effective January 27, 2012 (the “Authorizing Resolutions”) relating to the offer and sale of the Shares by the Company under the Sales Agreements;

(ii) a certificate dated April 26, 2012 issued by the SCC, attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia (the “Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the Sales Agreements are genuine and (other than those of individuals signing on behalf of the Company) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Sales Agreements are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Sales Agreements and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed each Sales Agreement had the legal capacity to execute such Sales Agreement.

Dominion Resources, Inc.

April 26, 2012

(e) Authorization, Execution and Delivery of Sales Agreements. The Sales Agreements and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Sales Agreements Binding on Certain Parties. The Sales Agreements and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.

(g) Noncontravention. Neither the offer and sale of the Shares by the Company or the execution and delivery of the Sales Agreements by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made with respect to the Company as to its Organizational Documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made with respect to the Company as to any Applicable Law or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Company as to the Sales Agreements.

(h) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the offer and sale of the Shares or to the execution and delivery of the Sales Agreements by the parties thereto or the performance by such parties of their obligations thereunder have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company.

(i) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the offer and sale of the Shares as contemplated by the Registration Statement, Prospectus and the Prospectus Supplement. There are no oral or written statements or agreements that modify, amend or vary, or purport to amend or vary, any of the terms of the Sales Agreements.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon its Status Certificate, the Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

Dominion Resources, Inc.

April 26, 2012

2. Power and Authority. The Company has the corporate power and authority to issue the Shares.

3. Validity. When (i) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, (ii) the Company has received the consideration provided for in the Prospectus Supplement and the Sales Agreements, (iii) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (iv) certificates in the form required under the laws of the Commonwealth of Virginia representing the Shares are duly executed, countersigned, registered and delivered, if such Shares are certificated, such Shares will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as an exhibit to the Company’s Quarterly Report on Form 10-Q and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement and in the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP